EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




     We herby consent to the use in this Amended Registration Statement on Form SB-2 of our report dated February 9, 2006 relating to the December 31, 2005 financial statements of Premier Alliance Group, Inc.




Scharf Pera & Co., PLLC
Certified Public Accountants
Charlotte, North Carolina
May 2, 2006